Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE OFFERPAD SOLUTIONS INC.	) )	C.A. No. 2023-____-___

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Offerpad Solutions Inc. (“Offerpad” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate corporate acts described below as follows:

NATURE OF THE ACTION

1. This Petition seeks the Court’s urgent assistance to resolve the current uncertainty surrounding the validity of the Company’s Third Amended and Restated Certificate of Incorporation (attached hereto as Exhibit A, the “New Certificate of Incorporation”) and the validity of the Company’s current capital structure effected thereby. The Company petitions this Court seeking similar relief that several other publicly traded companies have recently sought from this Court. Namely, the Company seeks to validate the New Certificate of Incorporation (including the Common Stock Increase Amendment defined below), as well as all shares of the Company’s capital stock issued in reliance on the validity of the New Certificate of Incorporation. Not until this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) did the Company have reason to question the validity of the New Certificate of Incorporation or the Company’s capital structure effected thereby.

2. This Petition contains the following nuances:

i)

No Class Vote was Disclosed, but a Majority of Class A Common Stock Voted in Favor of the New Certificate of Incorporation. The Company did not disclose a separate class vote of its Class A Common Stock to adopt the New Certificate of Incorporation, which increased the number of shares of Class A Common Stock and Class B Common Stock. However, a majority of the outstanding shares of Class A Common Stock entitled to vote, voted in favor of the New Certificate of Incorporation.

ii)

Overissued Shares. The number of shares of Class A Common Stock issued and outstanding exceeds the authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation.

iii)

Section 204 is not available because of share tracing issues. As a result of the de-SPAC transaction, the Company issued additional shares of Class A Common Stock (which are publicly traded), all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock, and the company issued new Class B Common Stock. The clearly valid shares of Class A Common Stock cannot be traced and segregated from the questionably valid shares.

iv)

Section 204 is not available because of timing exigencies. The Company has an upcoming annual meeting and needs confirmation of the validity of the capital structure to determine which stockholders are entitled to vote at the meeting.

FACTUAL ALLEGATIONS

A.	The Company Forms and Consummates an IPO

3. Offerpad is a Delaware corporation originally formed as a special purpose acquisition company (“SPAC”) on August 31, 2020, under the name Supernova Partners Acquisition Company, Inc. (SPNV”). Following the Company’s de-SPAC transaction, the Company changed its name to Offerpad Solutions Inc. The Company is a technology-enabled real estate platform revolutionizing the single-family home market.

4. On October 23, 2020, the Company filed a Form 8-K, announcing the consummation of its initial public offering (“IPO”). In connection with the IPO, the Company filed the Second Amended and Restated Certificate of Incorporation in effect prior to the de-SPAC transaction (attached hereto as Exhibit B, the “Old Certificate of Incorporation”). Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 121,000,000 shares, consisting of (a) 120,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Ex. B at Art. IV, § 4.1 (emphasis in original).

B.	The Company Enters into the Merger Agreement and Schedules the Special Meeting

5. On March 17, 2021, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company would acquire Offerpad, Inc. (the “Merger”).

6. After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its August 12, 2021 proxy statement (attached hereto as Exhibit C, the “2021 Proxy Statement”), at the Special Meeting, the stockholders would be asked to consider and vote upon, among other things, a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, as well as a proposal to approve and adopt the New Certificate of Incorporation. Ex. C at 100, 143. Among the proposals was one to amend the Old Certificate of Incorporation to increase the number of authorized Class A Common Stock and authorize the issuance of new Class B Common Stock and Class C Common Stock. As explained to the stockholders, the New Certificate of Incorporation would effectuate a number of changes to the Old Certificate of Incorporation, including increasing the authorized number of shares of Class A Common Stock from 100,000,000 to 2,000,000,000 shares, authorizing the issuance of 20,000,000 shares of Class B Common Stock, and authorizing the issuance of 250,000,000 shares of Class C Common Stock (the “Common Stock Increase Amendment”).

7. The 2021 Proxy Statement provided that the reason for the Common Stock Increase Amendment was:

[T]o provide for an authorized capital structure of Offerpad Solutions that will enable it to continue as an operating company governed by the DGCL. Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of Offerpad Solutions common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs. The amendment also provides for the increase necessary to consummate the Transactions including, without limitation, the PIPE Investment, the SPNV Forward Purchase, the issuances of Offerpad Solutions common stock upon the exercise of SPNV warrants and also provides flexibility for future issuances of Offerpad Solutions common stock if determined by the SPNV Board to be in the best interests of SPNV without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Ex. C at 144.

8. The 2021 Proxy Statement also provided that the proposal to approve and adopt the amendments to the certificate of incorporation would require the affirmative vote of the holders of a majority of the outstanding shares of SPNV’s common stock entitled to vote thereon at the special meeting, which majority shall include the affirmative vote or written consent of the holders of a majority of the shares of SPNV’s Class B common stock then outstanding, voting separately as a class.

Id. at 146.

C.	The Merger is Approved and Consummated

9. The Special Meeting was held on August 31, 2021.

10. As of the record date, August 12, 2021, which determined the Company stockholders entitled to vote on the Merger and various amendments to the Old Certificate of Incorporation at the Special Meeting, there were 50,312,000 shares of the Company’s common stock outstanding and entitled to vote. Of the 50,312,000 outstanding shares, 40,250,000 were Class A Common Stock and 10,062,500 were Class B Common Stock. Id. at 262

11. At the Special Meeting, 36,886,002 shares, or approximately 73%, of the then-existing outstanding shares of the Company’s common stock entitled to vote were represented by proxy constituting a quorum. As disclosed in the Company’s Form 8-K dated August 31, 2021 (attached hereto as Exhibit D, the “Results Form 8-K”), at the Special Meeting, the proposal to amend the Old Certificate of Incorporation, received approximately 93% approval from the holders of the Company’s voting common stock.

12. The Company believed that the Common Stock Increase Amendment and the additional amendments to the Old Certificate of Incorporation had received the requisite stockholder approval. However, the 2021 Proxy Statement did not disclose that a separate vote of all outstanding Class A Common Stock and Class B Common Stock was required. The Company did receive a majority vote of the outstanding Class A Common Stock for the proposal to approve and adopt the amendments to the Old Certificate of Incorporation including 90% of the shares of Class A Common Stock participating in the vote.

13. On September 1, 2021, the Merger was consummated, and the New Certificate of Incorporation was filed with the Delaware Secretary of State.

14. As a result of the Merger, the Company issued additional shares of Class A Common Stock, all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock, and the company issued new Class B Common Stock. The issuance immediately following the Merger increased the total number of shares of Class A Common Stock the Company had outstanding from 40,250,000 to 223,528,935 and increased the total number of shares of Class B Common Stock the Company had outstanding from 10,062,500 to 14,816,236. As of February 21, 2023, 232,571,810 shares of Class A Common Stock were issued and outstanding and 14,816,236 shares of Class B Common Stock were issued and outstanding. The number of shares of Class A Common Stock issued and outstanding exceeds the 100 million authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. The number of shares of Class B Common Stock issued and outstanding does not exceed the 20 million authorized shares of Class B Common Stock originally provided for under the Old Certificate of Incorporation. The Company’s Class A Common Stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “OPAD”.

15. Following the Merger, the Company and its board of directors have treated the approval of the Common Stock Increase Amendment and the New Certificate of Incorporation as valid, as evidenced by the Company’s subsequent public disclosures. For example, as disclosed in the Company’s most recent Form 10-K, filed February 28, 2023, the authorized number of shares of Class A Common Stock was listed at 2 billion shares, the authorized number of Class B Common Stock was listed at 20 million shares, and the authorized number of shares of Class C Common Stock was listed at 250 million shares.

D.	The Boxed Decision

16. As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Common Stock Increase Amendment. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the vote required for the amendment to the number of authorized shares of Class A common stock was incorrect because a separate vote of the holders of the Class A common stockholders was required under

Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

17. In Boxed, the Court found that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series of a single class of common stock. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.

18. While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Common Stock Increase Amendment would have required a separate vote of the Class A Common Stock.

19. As a result of the uncertainty created by the Court’s decision in Boxed, the validity of the Common Stock Increase Amendment, the New Certificate of Incorporation and the shares of Class A, Class B, and Class C common stock to be issued in the future, in reliance on the validity of the Common Stock Increase Amendment, has become and will remain uncertain without relief from this Court.

E.	The Court’s Authority Under Section 205(a)

20. Under Section 205(a)(3) of the DGCL, this Court has the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204.” 8 Del. C. § 205(a)(3). Further, under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(4). A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.

21. Relevant here, if a separate vote of the shares of Class A Common Stock was required to approve the Common Stock Increase Amendment and the other amendments to the Old Certificate of Incorporation under Section 242(b)(2), the single class vote could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Common Stock Increase Amendment) would potentially be considered defective corporate acts under Sections 204 and 205, notwithstanding the support of the holders of Class A Common Stock who did participate in the vote.

22. As such, the Court has the power to validate the Common Stock Increase Amendment and the New Certificate of Incorporation under Section 205.

F.	The Validation Factors Set Forth in Section 205(d)

23. When determining whether to validate a defective corporate act, the Court may look to Section 205(d) of the DGCL for certain factors to consider. Section 205(d) provides:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

24. Factor 1: The Company’s Belief That the Common Stock Increase Amendment Was Valid Under Delaware Law. With respect to the first factor set forth in Section 205(d), the Company has demonstrated that the Common Stock Increase Amendment was approved with the good faith belief that the required stockholder approval had been obtained under Delaware law. In the Results Form 8-K, the Company stated that the Common Stock Increase Amendment was approved by the stockholders at the Special Meeting and the Merger and each of the transactions contemplated by the Merger Agreement were closed the following day in reliance of that approval.

25. Factor 2: The Company’s Treatment of the Common Stock Increase Amendment as Valid. With respect to the second factor set forth in Section 205(d), since the Special Meeting, the Company has treated the Common Stock Increase Amendment as valid and effective. In numerous public filings since the closing of the de-SPAC transaction (including in the Company’s most recent Form 10-K), the Company has disclosed to its stockholders the number of shares of Class A Common Stock currently authorized at 2 billion shares, the number of shares of Class B Common Stock currently authorized at 20 million shares, and the number of shares of Class C Common Stock currently authorized at 250 million shares.

26. Factor 3: No Harm to Any Person Will Result from the Validation of the Common Stock Increase Amendment. With respect to the third factor set forth in Section 205(d), the Company has no reason to believe that any person would be harmed by the validation of the Company’s New Certificate of Incorporation. Indeed, the holders of Class A Common Stock who participated in the vote supported the Common Stock Increase Amendment. Such a validation would only transform the market’s pre-Boxed understanding into reality.

27. Factor 4: Harm Will Result if the Common Stock Increase Amendment Is Not Validated. With respect to the fourth factor set forth in Section 205(d), this Petition demonstrates that there are many parties that would be harmed if this Court declines to validate the Company’s capital structure. As a result of the uncertainty currently surrounding the validity of the Company’s capital structure, the Company is unable to verify, with the precision required of a public company, which purported stockholders hold valid Class A Common Shares. This has caused, and will continue to cause, harm to the purported holders of those shares and to the value of the shares themselves. This uncertainty is likely to also cause harm to the market, disrupt the Company’s commercial relationships, result in claims from purported holders of Class A Common Stock, and jeopardize the Company’s eligibility to remain listed on the NYSE.

28. The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. For example, the Company may need to raise additional capital to execute its business plan and continue day-to-day operations. The uncertainty regarding the validity of the Company’s Class A Common Stock and Class B Common Stock may prevent the Company from raising additional capital through the sale of additional securities.1 Moreover, the Company is required to file annual and quarterly financial statements. Because there exists uncertainty regarding the validity of the Company’s capital structure, there is likewise uncertainty as to the statements and representations the Company is required to make in filings, which could in turn impact the ability of the Company’s auditors to provide comfort letters for capital raising activities. The Company also has an upcoming annual meeting and needs confirmation of the validity of the Common Stock Increase Amendment to determine which

[1]

Although the Company was able to close a financing at the end of January 2023, this financing occurred prior to the full effects of Boxed were felt by the SPAC community, and the largest investments were made by affiliates of the Company. The Company still believes it would be difficult to raise additional capital in the future without validation of the Company’s capital structure.

stockholders are entitled to vote at the meeting. Absent clarity and the ability to take these necessary actions, the Company’s ability to remain in compliance with the rules and regulations of the Securities and Exchange Commission and the NYSE could be at risk, and the Company’s share price and ultimately its ability to raise capital could be adversely impacted.

29. Factor 5: Other Factors the Court Should Consider. With respect to the fifth and final factor set forth in Section 205(d), at least three “other factors” support granting the relief requested in this Petition.

30. First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Common Stock Increase Amendment required the approval of the holders of the Class A Common Stock voting as a separate class, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. As detailed above, as a result of the Merger, the Company converted Class B Common Stock into Class A Common Stock, but if the New Certificate of Incorporation is not valid, it is not clear whether shares of Class A Common Stock issued in the Merger are likewise not valid and it may be difficult or impossible to determine which stockholders would be entitled to vote on a ratification under Section 204. In addition, under the self-help method of Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of

State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State). The Company understands that processing times for certificates of validation can take weeks or months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. The additional time of uncertainty regarding the Company’s capital structure if forced to pursue a “self-help” ratification could be devastating to the Company and can be avoided if the Court grants the current relief requested by the Petitioner.

31. Second, the Court has recently provided direction as to whether stockholders can rely on a SPAC’s capital structure. Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years faced the same post-Boxed cloud of uncertainty over their capital structures. By granting these petitions, the Court has offered other SPACs a solution to a widespread problem. Continuing to craft sensible, equitable, and prompt solutions would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

32. Third, the proposal to amend the Old Certificate of Incorporation received overwhelming support from the voting stockholders, receiving 93% approval from the participating holders of the Company’s voting common stock. That included support from the majority of the shares of the Company’s Class A Common Stock and 90% of the shares of Class A Common Stock participating in the vote. The uniform support of the participating stockholders, including the holders of Class A Common Stock, is a strong additional reason to declare the New Certificate of Incorporation and the increase in shares of Class A Common Stock effective.

33. The Company therefore respectfully requests that this Court enter an order validating and declaring effective the New Certificate of Incorporation and all of the Company’s outstanding shares of Class A and Class B Common Stock to prevent ongoing and significant harm to the Company, its stockholders, and its commercial prospects.

COUNT ONE

(Validation of Defective Corporate Act and Putative Stock

Pursuant to 8 Del. C. § 205)

34. The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

35. The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act and any putative stock.

36. The Company consummated the Merger and filed the New Certificate of Incorporation, effecting an increase in the authorized shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock in the good faith belief that such increase was adopted in compliance with Delaware Law.

37. The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance of the New Certificate of Incorporation as valid.

38. The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance of the New Certificate of Incorporation as valid.

39. On information and belief, no persons will be harmed by the validation of the New Certificate of Incorporation and all of the currently outstanding shares of the Company’s Class A Common Stock and Class B Common Stock.

40. The results of the Company’s Special Meeting and the subsequent filing of the New Certificate of Incorporation were both disclosed publicly, and actions have been taken in reliance thereon.

41. As set forth above, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation (and the Common Stock Increase Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B. Validating and declaring effective any and all shares of Class A Common Stock and Class B Common Stock issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, including the 223,528,935 shares of Class A Common Stock and 14,816,236 shares of Class B Common Stock issued by the Company pursuant to the Merger, in each case as of the date and time of the original issuance of such shares of Class A Common Stock and Class B Common Stock; and

C. Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher

Kevin M. Gallagher (#5337)

Nicole M. Henry (#6550)

Richards, Layton & Finger, P.A.

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Petitioner Offerpad Solutions Inc.

Dated: March 9, 2023

20